Exhibit 99.1

Investor Contact:	Nate Wallace	Press Contact:	Sheila Blackwell
	Manugistics Group, Inc.		Manugistics Group, Inc.
	nate@manu.com		sblackwell@manu.com
	301-255-5059		301-255-5486

Manugistics Announces Second Quarter Fiscal 2006 Results

ROCKVILLE, Md. — September 27, 2005 — Manugistics Group, Inc. (NASDAQ:MANU), a leading global provider of synchronized supply chain and revenue management solutions, today reported results for its second quarter ended August 31, 2005.

For the second quarter, total revenue was $43.6 million, down 15 percent from $51.3 million in the prior year quarter. Software license revenue was $5.1 million, down 54 percent from $11.1 million in the prior year quarter. Support revenue was $21.8 million compared to $21.3 million in the prior year quarter. Product revenue, which is composed of software license and support revenue, was 62 percent of total revenue compared to 63 percent of total revenue in the prior year quarter. Services revenue was $15.3 million, down 7 percent from $16.4 million in the prior year quarter.

For the second quarter, the Company reported GAAP net loss of $6.1 million, or $0.07 per basic and diluted share, compared to GAAP net loss of $17.1 million, or $0.21 per basic and diluted share, in the prior year quarter. For the second quarter, the Company reported GAAP operating loss of $7.1 million compared to GAAP operating loss of $15.0 million in the prior year quarter. GAAP net loss and GAAP operating loss for the quarter ended August 31, 2005 and 2004 included $1.3 million and $6.2 million, respectively, in exit and disposal charges primarily related to the abandonment of offices with lease commitments and severance and related benefits for involuntary terminations.  GAAP net loss and GAAP operating loss for the quarter ended August 31, 2005 include a $3.7 million non-cash charge related to an impairment of an acquired technology asset. In addition, GAAP net loss for the three months ended August 31, 2005 includes a $2.6 million tax benefit primarily related to a tax refund received during the second quarter.

For the second quarter, the Company reported adjusted operating income of $1.4 million compared to adjusted operating loss of $3.5 million in the prior year quarter. The Company reported adjusted net loss of $0.2 million, or $0.00 per basic and diluted share for the second quarter, compared to adjusted net loss of $5.6 million, or $0.07 per basic and diluted share, in the prior year quarter.

Adjusted operating income or loss, adjusted net loss and adjusted net loss per basic and diluted share referred to in this press release are non-GAAP measures and exclude the following items: amortization of intangibles and acquired technology, charges and benefits from exit and disposal activities, asset impairment charge, benefit from tax refund and non-cash stock option compensation charges. A reconciliation of GAAP results to adjusted results has been provided in the financial statement tables following the text of this press release. For further information, please refer to the section of the press release titled, “Reasons for Presentation of Non-GAAP Financial Measures.”

Headcount at the end of the second quarter increased to 765 from 722 at the end of the prior quarter, primarily as a result of increased staffing at the Company’s new development center in Hyderabad, India. As previously announced, the Company intends to increase headcount and development capacity in India during fiscal 2006 and thereby plans to reduce its overall product development costs from its third quarter of fiscal 2005 by $2.0 million to $3.0 million per quarter by the end of fiscal 2006 by reducing its product development costs in the U.S.

Business Metrics – Quarter Ended August 31, 2005

•                  Cash flows from operations were $5.3 million.

•                  Cash, cash equivalents, marketable securities and long-term investments were approximately $136.1 million as of August 31, 2005, up from $133.3 million as of May 31, 2005.

•                  Capitalized software development costs were $0.6 million for the quarter while the amortization of capitalized software development costs for the same period was $2.3 million for a net expense of $1.7 million.

•                  The Company closed 13 significant software license transactions – software license transactions of $100,000 or greater recognized in the quarter.

•                  There were no significant software license transactions of $1.0 million or greater.

•                  The average selling price for significant software license transactions was approximately $264,000.

•                  34 percent of software license revenue came from significant transactions related to new clients.

•                  53 percent of software license revenue came from international sales.

•                  Days Sales Outstanding (DSO) for  receivables was 78 days compared to 80 days for the quarter ended May 31, 2005.

•                  Bookings for the quarter were $1.6 million. Bookings are defined as the amount of software license revenue we expect to recognize in future periods from software license transactions signed during the quarter.

Manugistics does not provide forward-looking guidance on software license revenue, total revenue, operating income or net income performance nor does the Company intend to provide performance updates prior to the next release of quarterly results.

Manugistics Sets Date to Announce Third Quarter Fiscal 2006 Results

Manugistics will announce the results of its third quarter fiscal 2006 ending November 30, 2005 on Thursday, January 5, 2006 at approximately 4:00 PM Eastern Time (ET) with a simultaneous conference call and audio Web-cast to follow at 5:00 PM ET.

Other Highlights and Developments

Second Quarter Global Client Wins: The Company recognized 13 significant software license transactions in key industries in the Americas, Europe and Asia, with second quarter global wins including, among others: Les Laboratoires Servier SA; Lowes Companies; Marriott International; O2; V&S Vin & Sprit AB; and Walmart.com.

Client Steering Committee Meetings: The Company will be hosting Client Steering Committee Meetings in the U.S. and Europe in October. The U.S. Client Steering Committee meeting is October 3-5 in Burlingame, California. The European Client Steering Committee meeting is October 12-13 in Windsor, England. Both events provide Manugistics clients the opportunity to hear about the Company’s product development plans, influence the direction of products and solutions, as well as network with other clients on industry issues.

Transportation Forum Series: The Company concluded a series of Transportation forums co-hosted by the Aberdeen Group during the second quarter. The forums were designed to help transportation managers adopt new strategies to manage transportation operations more efficiently in a consumer-driven supply chain. The Forum Series was titled, “Enabling Supply Chain Synchronization through Transportation Management Strategies” and featured forums in Chicago, New York City and San Francisco.

Conference Call Information

Manugistics will conduct a simultaneous conference call and audio Web-cast on Tuesday, September 27, 2005 at 5:00 PM EDT to discuss the Company’s financial performance for its second quarter. Interested parties may listen to the Web-cast by going to www.manugistics.com/ir/.

A recording of the call will be available from 7:00 PM EDT Tuesday, September 27, 2005 through approximately 7:00 PM EDT on Thursday, September 29, 2005. To listen to the recording, callers within North America may call 800-633-8284. Callers outside North America may call 402-977-9140. Callers to the recording will be required to enter the access number for this call, which is 21260244. In addition, a recording of the Web-cast will be archived for approximately three months on the Manugistics website at www.manugistics.com/ir/.

About Manugistics Group, Inc.

Manugistics powers the synchronized supply chain. Clients depend on Manugistics to position them one step ahead of demand. With Manugistics’ unparalleled supply chain and revenue management solutions, clients achieve improved forecast and inventory accuracy, leverage industry leading pricing and yield management solutions to maximize profits while ensuring optimum supply for constantly changing demand. Its clients include industry leaders such as Boeing, Canadian Tire, Cingular, Circuit City, Coca-Cola Bottling, Coty International, Delta Air Lines, DHL, Diageo, Dixons, DuPont, Eurostar Group Ltd., Georgia-Pacific, Great North Eastern Railway (GNER), Harley-Davidson, Harrah’s Entertainment, H.J. Heinz, John Deere, L.L. Bean, Limited Brands, Kraft Foods, Marriott, McCormick, Nestle, RadioShack, The Scotts Company, Sears, Roebuck & Co., Sinotrans, Unilever and Wickes Building Supplies. For more information, go to www.manugistics.com.

Reasons for Presentation of Non-GAAP Financial Measures

The non-GAAP financial measures presented in the text of this press release and accompanying supplementary financial information (also referred to as “adjusted”) represent the financial measures used by the Company’s management to evaluate the quarterly operating performance of the Company and to conduct its business operations. These non-GAAP financial measures are also used by management to evaluate return on investment, income contribution and future impact to operating results of potential mergers and acquisitions. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to competitors’ operating results and the software industry in general. This non-GAAP financial information is provided as additional information for investors and is not in accordance with, or an alternative to, GAAP. In addition, the non-GAAP financial information provided may be different than similar measures used by other companies. However, the Company’s management believes these non-GAAP measures provide useful information to investors, potential investors, securities analysts and others so each group can evaluate the Company’s current and future prospects in the same manner as management if they so choose. The Company believes its non-GAAP measures of operating performance better reflect the underlying economics of its business and better align with the cash flow performance of the Company as measured under GAAP than it does with operating results as presented under GAAP, which include or may include, from time to time, non-cash charges for amortization expense and purchased research and development related to acquisitions, impairment losses on long-lived assets, exit and disposal activities, one-time tax benefits and non-cash stock option compensation charges. A reconciliation of GAAP results to adjusted results has been provided in the financial statement tables that accompany this press release.

Forward-Looking Statements

Information in this release relating to Manugistics’ prospects that are forward-looking statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the following: (1) the Company’s exit and disposal plans which include, among other things, a decrease in employee workforce and office closures; (2) recent significant changes in the Company’s organizational structure and senior management; (3) continued softness in the market conditions for enterprise application software; (4) the ability of the Company’s management to accurately forecast revenue or to adjust the Company’s cost structure, most of which is fixed in the short-term, quickly enough to align it with revenue; (5) the ability of the Company’s management to accurately project cost savings from exit and disposal activities and other cost saving initiatives; (6) the Company’s ability to maintain its competitive place in the markets for its products and services, to keep pace with the rapid technological advances or to introduce new products or product versions that satisfy customer demand, achieve market acceptance or meet competitive challenges; and (7) the Company’s ability to remain competitive in its markets as the enterprise application software sector consolidates.  With respect to the exit and disposal plans and changes in organizational structure and senior management, there can be no assurances as to the effectiveness of these plans and changes on the Company’s overall financial performance and condition, that further similar initiatives will not be undertaken in the future, or that these plans will not have an adverse impact on the Company’s ability to successfully operate its business.

Forward-looking statements may be identified by the use of words such as “achieve,” “address,” “adjust,” “align,” “allow,” “anticipate,” “assume,” “begin,” “believe,” “build,” “confident,” “continue,” “create,” “develop,” “enable,” “engage,” “expand,” “expect,” “fix,” “focus,” “forecast,” “future,” “gain,” “goal,” “go-forward,” “grow,” “guidance,” “help,” “improve,” “initiative,” “intend,” “invest,” “lead,” “leverage,” “looking forward,” “maintain,” “manage,” “meet,” “might,” “objectives,” “opportunities,” “pipeline,” “position,” “positive,” “predict,” “probably,” “progress,” “provide,” “ramp up,” “reduce,” “remain,” “realize,” “return,” “see,” “should,” “strategy,” “target,” “understand,” “want,” “well-positioned,” “will,” or “would.” Additional information about factors that potentially could affect Manugistics’ financial results is included in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended February 28, 2005 and its Quarterly Report on Form 10-Q for the quarter ended May 31, 2005 . Manugistics assumes no obligation to update the forward-looking information contained in this announcement.

Manugistics is a registered trademark, and the Manugistics logo and Manugistics NetWORKS are trademarks of Manugistics, Inc. All other product or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.

MANUGISTICS GROUP, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP (1)

(in thousands, except per share data)

	Three Months Ended August 31, (Unaudited)		Six Months Ended August 31, (Unaudited)
	2005	2004	2005	2004
REVENUE:
Software license	$5,068	$11,111	$13,459	$21,479
Support	21,755	21,296	43,570	42,717
Services	15,259	16,374	29,940	33,932
Reimbursed expenses	1,567	2,481	3,337	4,717
Total revenue	43,649	51,262	90,306	102,845

OPERATING EXPENSES:
Cost of Revenue:
Cost of software license	3,114	3,422	7,582	7,336
Amortization of acquired technology	1,817	3,546	3,808	7,092
Cost of services and support	16,244	19,040	31,632	37,230
Cost of reimbursed expenses	1,567	2,481	3,337	4,717
Sales and marketing	8,313	15,225	19,521	30,465
Product development	7,956	8,566	15,454	16,894
General and administrative	5,054	6,006	10,322	12,020
Amortization of intangibles	1,662	1,662	3,325	3,324
Asset Impairment	3,733	—	3,733	—
Exit and disposal activities	1,302	6,222	1,729	3,705
Non-cash stock option compensation charge	—	48	—	168
Total operating expenses	50,762	66,218	100,443	122,951

OPERATING LOSS	(7,113)	(14,956)	(10,137)	(20,106)
OTHER EXPENSE, NET	(1,735)	(1,808)	(3,231)	(4,070)
LOSS BEFORE INCOME TAXES	(8,848)	(16,764)	(13,368)	(24,176)
(BENEFIT) PROVISION FOR INCOME TAXES	(2,730)	350	(2,334)	671
NET LOSS	$(6,118)	$(17,114)	$(11,034)	$(24,847)

BASIC AND DILUTED LOSS PER SHARE	$(0.07)	$(0.21)	$(0.13)	$(0.30)

SHARES USED IN BASIC AND DILUTED LOSS PER SHARE CALCULATION:	82,171	81,907	82,158	81,863

(1) GAAP = Generally Accepted Accounting Principles

MANUGISTICS GROUP, INC AND SUBSIDIARIES

ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON - GAAP (1)

(in thousands, except per share data)

	Three Months Ended August 31, (Unaudited)		Six Months Ended August 31, (Unaudited)
	2005	2004	2005	2004
REVENUE:
Software license	$5,068	$11,111	$13,459	$21,479
Support	21,755	21,296	43,570	42,717
Services	15,259	16,374	29,940	33,932
Reimbursed expenses	1,567	2,481	3,337	4,717
Total revenue	43,649	51,262	90,306	102,845

OPERATING EXPENSES:
Cost of Revenue:
Cost of software license	3,114	3,422	7,582	7,336
Cost of services and support	16,244	19,040	31,632	37,230
Cost of reimbursed expenses	1,567	2,481	3,337	4,717
Sales and marketing	8,313	15,225	19,521	30,465
Product development	7,956	8,566	15,454	16,894
General and administrative	5,054	6,006	10,322	12,020
Total operating expenses	42,248	54,740	87,848	108,662

ADJUSTED OPERATING INCOME (LOSS)	1,401	(3,478)	2,458	(5,817)
OTHER EXPENSE, NET	(1,735)	(1,808)	(3,231)	(4,070)
ADJUSTED LOSS BEFORE INCOME TAXES	(334)	(5,286)	(773)	(9,887)
(BENEFIT) PROVISION FOR INCOME TAXES	(117)	350	279	671
ADJUSTED NET LOSS	$(217)	$(5,636)	$(1,052)	$(10,558)

BASIC AND DILUTED ADJUSTED LOSS PER SHARE	$(0.00)	$(0.07)	$(0.01)	$(0.13)

SHARES USED IN BASIC AND DILUTED ADJUSTED LOSS PER SHARE CALCULATION:	82,171	81,907	82,158	81,863

(1)   The adjusted condensed consolidated statements of operations is a non-GAAP presentation of the Company’s financial performance that is intended to enhance the understanding of the results of operations.  Please see the reconciliation to GAAP results that also accompanies this press release.

MANUGISTICS GROUP, INC AND SUBSIDIARIES

RECONCILIATION OF GAAP TO ADJUSTED CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS

THREE MONTHS ENDED AUGUST 31, 2005

(in thousands, except per share data)

(Unaudited)

	GAAP	Adjustments		Adjusted (1)
REVENUE:
Software license	$5,068	$—		$5,068
Support	21,755	—		21,755
Services	15,259	—		15,259
Reimbursed expenses	1,567	—		1,567
Total revenue	43,649	—		43,649

OPERATING EXPENSES:
Cost of Revenue:
Cost of software license	3,114	—		3,114
Amortization of acquired technology	1,817	(1,817	)(a)	—
Cost of services and support	16,244	—		16,244
Cost of reimbursed expenses	1,567	—		1,567
Sales and marketing	8,313	—		8,313
Product development	7,956	—		7,956
General and administrative	5,054	—		5,054
Amortization of intangibles	1,662	(1,662	)(a)	—
Asset Impairment	3,733	(3,733	)(d)	—
Exit and disposal activities	1,302	(1,302	)(b)	—
Non-cash stock option compensation charge	—	—		—
Total operating expenses	50,762	(8,514)		42,248

OPERATING (LOSS) INCOME	(7,113)	8,514		1,401
OTHER EXPENSE, NET	(1,735)	—		(1,735)
LOSS BEFORE INCOME TAXES	(8,848)	8,514		(334)
BENEFIT FOR INCOME TAXES	(2,730)	2,613	(e)	(117)
NET LOSS	$(6,118)	$5,901		$(217)

BASIC AND DILUTED LOSS PER SHARE	$(0.07)			$(0.00)

SHARES USED IN BASIC AND DILUTED LOSS PER SHARE CALCULATION:	82,171			82,171

MANUGISTICS GROUP, INC AND SUBSIDIARIES

RECONCILIATION OF GAAP TO ADJUSTED CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS

THREE MONTHS ENDED AUGUST 31, 2004

(in thousands, except per share data)

(Unaudited)

	GAAP	Adjustments		Adjusted (1)
REVENUE:
Software license	$11,111	$—		$11,111
Support	21,296	—		21,296
Services	16,374	—		16,374
Reimbursed expenses	2,481	—		2,481
Total revenue	51,262	—		51,262

OPERATING EXPENSES:
Cost of Revenue:
Cost of software license	3,422	—		3,422
Amortization of acquired technology	3,546	(3,546	)(a)	—
Cost of services and support	19,040	—		19,040
Cost of reimbursed expenses	2,481	—		2,481
Sales and marketing	15,225	—		15,225
Product development	8,566	—		8,566
General and administrative	6,006	—		6,006
Amortization of intangibles	1,662	(1,662	)(a)	—
Asset Impairment	—	—		—
Exit and disposal activities	6,222	(6,222	)(b)	—
Non-cash stock option compensation charge	48	(48	)(c)	—
Total operating expenses	66,218	(11,478)		54,740

OPERATING LOSS	(14,956)	11,478		(3,478)
OTHER EXPENSE, NET	(1,808)	—		(1,808)
LOSS BEFORE INCOME TAXES	(16,764)	11,478		(5,286)
PROVISION FOR INCOME TAXES	350	—		350
NET LOSS	$(17,114)	$11,478		$(5,636)

BASIC AND DILUTED LOSS PER SHARE	$(0.21)			$(0.07)

SHARES USED IN BASIC AND DILUTED LOSS PER SHARE CALCULATION:	81,907			81,907

MANUGISTICS GROUP, INC AND SUBSIDIARIES

RECONCILIATION OF GAAP TO ADJUSTED CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS

SIX MONTHS ENDED AUGUST 31, 2005

(in thousands, except per share data)

(Unaudited)

	GAAP	Adjustments		Adjusted (1)
REVENUE:
Software license	$13,459	$—		$13,459
Support	43,570	—		43,570
Services	29,940	—		29,940
Reimbursed expenses	3,337	—		3,337
Total revenue	90,306	—		90,306

OPERATING EXPENSES:
Cost of Revenue:
Cost of software license	7,582	—		7,582
Amortization of acquired technology	3,808	(3,808	)(a)	—
Cost of services and support	31,632	—		31,632
Cost of reimbursed expenses	3,337	—		3,337
Sales and marketing	19,521	—		19,521
Product development	15,454	—		15,454
General and administrative	10,322	—		10,322
Amortization of intangibles	3,325	(3,325	)(a)	—
Asset Impairment	3,733	(3,733	)(d)	—
Exit and disposal activities	1,729	(1,729	)(b)	—
Non-cash stock option compensation charge	—	—		—
Total operating expenses	100,443	(12,595)		87,848

OPERATING (LOSS) INCOME	(10,137)	12,595		2,458
OTHER EXPENSE, NET	(3,231)	—		(3,231)
LOSS BEFORE INCOME TAXES	(13,368)	12,595		(773)
(BENEFIT) PROVISION FOR INCOME TAXES	(2,334)	2,613	(e)	279
NET LOSS	$(11,034)	$9,982		$(1,052)

BASIC AND DILUTED LOSS PER SHARE	$(0.13)			$(0.01)

SHARES USED IN BASIC AND DILUTED LOSS PER SHARE CALCULATION:	82,158			82,158

MANUGISTICS GROUP, INC AND SUBSIDIARIES

RECONCILIATION OF GAAP TO ADJUSTED CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS

SIX MONTHS ENDED AUGUST 31, 2004

(in thousands, except per share data)

(Unaudited)

	GAAP	Adjustments		Adjusted (1)
REVENUE:
Software license	$21,479	$—		$21,479
Support	42,717	—		42,717
Services	33,932	—		33,932
Reimbursed expenses	4,717	—		4,717
Total revenue	102,845	—		102,845

OPERATING EXPENSES:
Cost of Revenue:
Cost of software license	7,336			7,336
Amortization of acquired technology	7,092	(7,092	)(a)	—
Cost of services and support	37,230	—		37,230
Cost of reimbursed expenses	4,717	—		4,717
Sales and marketing	30,465	—		30,465
Product development	16,894	—		16,894
General and administrative	12,020	—		12,020
Amortization of intangibles	3,324	(3,324	)(a)	—
Exit and disposal activities	3,705	(3,705	)(b)	—
Non-cash stock option compensation charge	168	(168	)(c)	—
Total operating expenses	122,951	(14,289)		108,662

OPERATING LOSS	(20,106)	14,289		(5,817)
OTHER EXPENSE, NET	(4,070)	—		(4,070)
LOSS BEFORE INCOME TAXES	(24,176)	14,289		(9,887)
PROVISION FOR INCOME TAXES	671	—		671
NET LOSS	$(24,847)	$14,289		$(10,558)

BASIC AND DILUTED LOSS PER SHARE	$(0.30)			$(0.13)

SHARES USED IN BASIC AND DILUTED LOSS PER SHARE CALCULATION:	81,863			81,863

(1)          The adjusted financial information provided is a non-GAAP measure of the Company’s financial performance that is intended to enhance the understanding of the results of operations.

Footnotes:

(a) Amortization of intangibles and acquired technology related to acquisitions

(b) Exit and disposal activities

(c) Non-cash stock option compensation charge

(d) Impairment of long-lived assets

(e) Benefit from tax adjustments

MANUGISTICS GROUP, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	August 31, 2005	February 28, 2005	August 31, 2004
	(unaudited)	(unaudited)	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$81,192	$80,342	$101,908
Marketable securities	51,964	49,636	19,068
Total cash, cash equivalents and marketable securities	133,156	129,978	120,976

Accounts receivable, net	38,048	45,659	42,782
Other current assets	9,955	10,890	12,595
Total current assets	181,159	186,527	176,353

NONCURRENT ASSETS:
Property and equipment, net	15,034	15,795	21,214
Software development costs, net	11,046	14,390	13,979
Goodwill	185,740	185,658	185,534
Intangible and other assets	20,075	31,999	42,477
Long-term investments	2,953	5,911	16,935
TOTAL	$416,007	$440,280	$456,492

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$5,588	$7,117	$6,650
Accrued liabilities	25,562	30,704	32,315
Deferred revenue	38,881	43,173	34,387
Total current liabilities	70,031	80,994	73,352

NONCURRENT LIABILITIES:
Convertible debt	175,500	175,500	175,500
Long-term debt and capital leases	1,261	1,668	2,380
Other	15,210	17,372	13,166
	—
STOCKHOLDERS’ EQUITY	154,005	164,746	192,094
TOTAL	$416,007	$440,280	$456,492

SUPPLEMENTAL BALANCE SHEET INFORMATION:
Total cash, cash equivalents, marketable securities and long-term investments	$136,109	$135,889	$137,911

MANUGISTICS GROUP, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended August 31, (Unaudited)		Six Months Ended August 31, (Unaudited)
	2005	2004	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,118)	$(17,114)	$(11,034)	$(24,847)
Non-cash items	13,759	18,755	23,459	26,788
Changes in assets and liabilities	(2,381)	(8,399)	(6,574)	(9,713)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	5,260	(6,758)	5,851	(7,772)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(1,308)	(839)	(1,741)	(2,903)
Capitalization/purchases of software	(689)	(2,175)	(1,745)	(4,745)
Sales (purchases) of marketable securities, net	2,904	644	604	29,587
Sales (purchases) of long-term investments, net	—	5,065	—	(7,936)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	907	2,695	(2,882)	14,003

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments - long-term debt, net	(838)	(644)	(1,650)	(1,272)
Proceeds from exercise of stock options and employee stock plan purchases	119	141	242	600
NET CASH USED IN FINANCING ACTIVITIES	(719)	(503)	(1,408)	(672)

EFFECTS OF EXCHANGE RATES ON CASH BALANCES	165	(465)	(711)	(1,210)

NET CHANGE IN CASH AND CASH EQUIVALENTS	5,613	(5,031)	850	4,349
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	75,579	106,939	80,342	97,559
CASH AND CASH EQUIVALENTS, END OF PERIOD	$81,192	$101,908	$81,192	$101,908

MANUGISTICS GROUP, INC AND SUBSIDIARIES

SELECTED STATISTICAL INFORMATION

(in thousands)

	Three Months Ended August 31, (Unaudited)		Six Months Ended August 31, (Unaudited)
	2005	2004	2005	2004
Days sales outstanding (DSO) - accounts receivable, net	78	75

Product development costs, as reported	$7,956	$8,566	$15,454	$16,894
Capitalized software development costs	629	2,025	1,625	4,544
Gross product development costs	$8,585	$10,591	$17,079	$21,438
Gross product development costs - % of revenue	19.7%	20.7%	18.9%	20.8%

Capitalized software development costs	$629	$2,025	$1,625	$4,544
Amortization of capitalized software development costs	(2,330)	(2,106)	(4,968)	(4,789)
Net	$(1,701)	$(81)	$(3,343)	$(245)